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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)         October 2, 2007


                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                      001-16317               95-4079863
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)          Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     October 2, 2007 - HOUSTON, TX - Contango Oil & Gas Company (AMEX:MCF) announced a successful well at its Mary Rose prospect located in Louisiana state waters at State Lease No. 18640. The Mary Rose #1 well is located approximately six miles off the coast of Louisiana and was drilled by Contango Operators, Inc. ("COI"), a wholly-owned subsidiary of the Company.

     As of June 30, 2007, proved reserves from our Dutch and Mary Rose prospects were 226 billion cubic feet equivalent ("Bcfe") (65 Bcfe net to Contango). As of October 2, 2007, proved reserves from our Dutch and Mary Rose prospects were 380 Bcfe (109 Bcfe net to Contango), a 68% increase, as estimated by the Company's independent third party engineer. As of June 30, 2007, probable reserves from our Dutch and Mary Rose prospects were 205 Bcfe (59 Bcfe net to Contango). As of October 2, 2007, probable reserves from our Dutch and Mary Rose prospects were 220 Bcfe (63 Bcfe net to Contango), a 7% increase, also as estimated by the Company's independent third party engineer. Total proved reserves plus probable reserves were 431 Bcfe at June 30, 2007 (124 Bcfe net to Contango), and 600 Bcfe at October 2, 2007 (173 Bcfe net to Contango), a 39% increase.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.                            Description of Document
-----------            ---------------------------------------------------------
   99.1                Press release dated October 2, 2007


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONTANGO OIL & GAS COMPANY



Date:  October 5, 2007      By:   /s/  KENNETH R. PEAK
                                  ----------------------------------------------
                                  Kenneth R. Peak
                                  Chairman and Chief Executive Officer